THIS DOCUMENT IS A COPY OF THE PROXY STATEMENT AND PROXY CARD
          FILED ON APRIL 20, 1995, PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.


May 1, 1995


                             NOTICE OF MEETING

DEAR STOCKHOLDER:

            You are cordially invited to attend the Annual Meeting of Stockholders of Syncor International Corporation on Tuesday, June
20, 1995, beginning at 1:00 p.m. local time. The meeting will be held at Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California 91367.

            Enclosed you will find the proxy statement and the Annual Report for the year ended December 31, 1994. This Notice of the Annual Meeting and the proxy statement on the following pages cover the formal business of the meeting which includes the election of three of the nine Directors for a three-year term.

            In addition to the usual business of the meeting, we are asking that you consider and approve four proposals amending the By-
laws.   In December 1993, the Company changed its fiscal year from
May 31 to December 31. This change in fiscal year was the result of the strategic alliance the Company entered into with the Radiopharmaceutical Division of the DuPont Merck Pharmaceutical Company. The change in the fiscal year required some changes to the By-laws. The principal changes to the By-laws are submitted to the stockholders of the Company for their approval as four separate proposals, each of which is clearly stated in the proxy statement. One of the proposals is to amend the form of Indemnity Agreement Syncor stockholders approved in 1986. The proposed agreement is a substantively and procedurally more comprehensive form of indemnification agreement and will provide substantially greater benefits to the Company and the indemnitee than the current
agreement.   We urge you to review that discussion carefully before
you vote your proxy.

            We look forward to welcoming you at the forthcoming Annual Meeting. We urge all Syncor stockholders to vote using the enclosed proxy card. Thank you for your continued confidence and support.

Sincerely,


Gene R. McGrevin
President and Chief Executive Officer


Monty Fu
Chairman of the Board

                      SYNCOR INTERNATIONAL CORPORATION

                            20001 PRAIRIE STREET
                       CHATSWORTH, CALIFORNIA  91311

               ---------------------------------------------
                               PROXY STATEMENT
                      FOR ANNUAL MEETING JUNE 20, 1995

               _____________________________________________



                       PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited by the Board of Directors of Syncor International Corporation ("SYNCOR" OR THE "COMPANY") for use at the annual meeting of stockholders of Syncor ("ANNUAL MEETING") to be held June 20, 1995 at Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California 91367, beginning at 1:00 p.m. local time, and any postponement(s) or adjustment(s) thereof. Syncor's proxy statement and form of proxy/voting instruction card are being mailed to the stockholders commencing May 1, 1995. Syncor will bear the cost of mailing the proxy material. In addition to solicitation by mail, proxies may be solicited by Directors, Executive Officers or employees of Syncor in person or by telephone or otherwise. They will not be specifically compensated for such services.


                            GENERAL INFORMATION

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by Syncor to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote.
Abstentions, however, do not constitute a vote "for" or "against" any matter.

The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or other persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote (even though the same shares are present for quorum purposes and may be entitled to vote on other matters).

Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy and as summarized elsewhere in this proxy statement.

Your executed proxy may be revoked at any time before it is exercised by filing with the Secretary of Syncor at the principal executive office of Syncor, 20001 Prairie Street, Chatsworth, California 91311, a duly executed written revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect your right to vote in person should you later find it convenient to attend the Annual Meeting and desire to vote.

                              VOTING SECURITIES


The number of shares of the $.05 par value common stock of Syncor ("COMMON STOCK"), outstanding and entitled to vote at the Annual Meeting, is 10,570,333 shares. Each share is entitled to one vote, and the stockholders are not entitled to cumulate their votes in the election of Directors. Only stockholders of record at the close of business on April 21, 1995, are entitled to notice and to vote at the Annual Meeting. Shares represented by all valid proxies will be voted according to the instructions contained in the proxies. IN THE ABSENCE OF INSTRUCTIONS, SHARES REPRESENTED BY VALID PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AS SHOWN ON THE PROXY. WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT.


The presence, either in person or by proxy, of the persons entitled to vote a majority of Syncor's shares are necessary for a quorum for the transaction of business at the Annual Meeting. A plurality of the votes cast will elect the Directors. Approval of each other proposal to be brought before the Annual Meeting (not including the election of the Directors) will require the affirmative vote of at least the majority in voting interests of the stockholders present, in person or by proxy, at the Annual Meeting and entitled to vote thereon.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of March 31, 1995 certain informa-tion concerning persons known to Syncor to own beneficially more than five percent of the outstanding Syncor Common Stock (the only class of Syncor's voting securities). All ownership is direct except as otherwise noted.


__________________________________________________________________________
                                Amount and
                                Nature of
Name and Address                Beneficial
of Beneficial Owner             Ownership              Percent of Class (1)
__________________________________________________________________________

Monty Fu (2)
  20001 Prairie Street,
  Chatsworth, CA 91311            684,253                       6.5%

Wellington Management Company
   75 State Street,
   Boston, MA 02109             1,265,359                       12%

ICM Asset Management, Inc.
  601 W. Main Ave.,
  Suite 917, Spokane, WA          776,480                       7.3%

Goldman, Sachs & Co. and
The Goldman Sachs Group, L.P.
  85 Broad Street,
  New York, NY 10004              698,413                       6.6%

Wells Fargo Bank (3)
  Syncor International
  Corporation ESSOP
  420 Montgomery Street
  San Francisco, CA  94163       1,157,185                10.5%


___________________

(1) Calculated on the basis of 10,570,333 shares of Syncor Common Stock outstanding. Percentages are calculated including shares not outstanding which the beneficial owner has a right to acquire within 60 days of March 31, 1995, if any.

(2) Includes 5,700 shares not outstanding which Mr. Fu has the right to acquire pursuant to options that are currently exercisable, 7,142 shares owned by Mr. Fu by virtue of his participation in the Employee's Savings and Stock Ownership Plan ("ESSOP") as of December 31, 1994, and 11,600 shares held as trustee for his children.

(3) Wells Fargo Bank is the trustee for Syncor's ESSOP and has the right to vote the shares according to the plan and in proportion to the vote of the beneficial owners.


                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 31, 1995, the beneficial ownership of Syncor Common Stock by each Syncor Director, by each nominee and by each of the Executive Officers named in the "SUMMARY COMPENSATION TABLE." All ownership is direct unless otherwise noted.

________________________________________________________________________
Name of               Amount and Nature of Beneficial      Percent of
Beneficial Owner                  Ownership                  Class (1)
________________________________________________________________________
Monty Fu                        684,253(2)                   6.5%
Gene R. McGrevin                584,410(3)                   5.5%
Joseph Kleiman                   32,700(4)                    (*)
Arnold E. Spangler               25,000(5)                    (*)
George S. Oki                    14,350(6)                    (*)
Dr. Steven B. Gerber             25,333(7)                    (*)
Dr. Henry N. Wagner, Jr.          9,998(8)                    (*)
Dr. Gail R. Wilensky              4,999(9)                    (*)
Robert G. Funari                    146(10)                   (*)
Jack L. Coffey                   22,969(11)                   (*)
Michael E. Mikity                23,191(12)                   (*)


___________________

(1) Calculated on the basis of 10,570,333 shares of Syncor Common Stock outstanding. Percentages and amounts are calculated including shares not outstanding which the individual has a right to acquire pursuant to options exercisable within 60 days of March 31, 1995, if any. Exceptions are noted for each individual. The Executive Officers' 29,143 ESSOP shares are included and separately noted for named Executive Officers in the following notes. The ESSOP total number is as of December 31, 1994, and does not include matching shares for 1994.

(2) Includes 5,700 shares not outstanding which the person has the right to acquire pursuant to options, 7,142 shares under the ESSOP as of December 31, 1994, and 11,600 shares held as trustee for his children.

(3) Includes 575,000 shares not outstanding which the person has the right to acquire pursuant to options and 4,410 shares under the ESSOP as of December 31, 1994.

(4) Includes 6,700 shares not outstanding which the person has the right to acquire pursuant to options.

(5) Includes 16,000 shares not outstanding which the person has the right to acquire pursuant to options.

(6) Includes 10,350 shares not outstanding which the person has the right to acquire pursuant to options.

(7) Includes 23,333 shares not outstanding which the person has the right to acquire pursuant to options.

(8) Includes 9,998 shares not outstanding which the person has the right to acquire pursuant to options.

(9) Includes 4,999 shares not outstanding which the person has the right to acquire pursuant to options.

(10)        Includes 146 shares under the ESSOP as of December 31, 1994.

(11) Includes 17,850 shares not outstanding which the person has the right to acquire pursuant to options and 4,119 shares under the ESSOP as of December 31, 1994.

(12) Includes 17,000 shares not outstanding which the person has the right to acquire pursuant to options and 4,691 shares under the ESSOP as of December 31, 1994.

(*)         Less than 1%.


                        DIRECTORS AND EXECUTIVE OFFICERS
                    IDENTIFICATION OF DIRECTORS AND NOMINEES

                              ELECTION OF DIRECTORS

In 1986, Syncor stockholders approved staggered three-year terms for Directors. Three of the nominees named below are successors to the class whose term expires at this Annual Meeting and, if elected, will serve until the Annual Meeting in 1998 and until their respective successors are duly elected and qualified. The nominees are described below with brief statements setting forth their present principal occupations, their current ages, the lengths of time they have served as Directors of Syncor (including as a Director of a Syncor predecessor) and their business experience during at least the last five years. All of the nominees are at present Directors of Syncor. The company where Mr. Oki served as the Chairman of the Board through March of 1993 is in receivership. There are no family relationships between any of the nominees, Directors or Executive Officers except that Mr. Oki is a brother-in-law of Mr. Fu.

All of the nominees have indicated their willingness to serve. However, in the event that any of them should be unable to serve, the proxies named on the enclosed proxy card will vote in their discretion for such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of Directors to eliminate any vacancies. Unless otherwise instructed, the proxies will vote for all of the nominees.

                             NOMINEES FOR ELECTION
                            TERMS EXPIRING IN 1998

GENE R. MCGREVIN                     Director since February 1, 1989
                                     Age: 52

Mr. McGrevin was appointed Director, President and Chief Executive Officer on February 1, 1989. Previously, he founded Everest Health Care Inc. in 1987 where, as its President and Chief Executive Officer, he concentrated on management consulting and investment opportunities in start-up and growth companies. Prior to that, he was Executive Vice President and Board member of VHA Enterprises Inc., Dallas, Texas, where he established a long-term strategic direction for the Home Healthcare, Ambulatory Medical Care, Physician Services and Consulting Services businesses. Mr. McGrevin also held the position of President of Health Care Product Group at Kimberley-Clark Corp., key management positions with Danline Inc., Johnson and Johnson, Citicorp Systems Inc. and Cummins Engine Company. Mr. McGrevin has an M.B.A. from the Wharton Graduate School of Finance and Commerce at the University of Pennsylvania.

GEORGE S. OKI                        Director since May 17, 1985
                                     Age:  44

Mr. Oki is the Chairman of the Board of Meta Information Services Inc., as of April 1, 1993. Previously, he was the Chairman of the Board of Oki Nursery, Inc., where he was employed since 1975. Mr. Oki was a Director of a predecessor corporation from July 1982 to August 1983 and from December 1984 until its merger into Syncor.
Mr. Oki has a B.S. degree in Horticulture from Colorado State University and an M.B.A. from the University of Southern California.

ROBERT G. FUNARI                     Director since January 23, 1995
                                     Age: 47

Mr. Funari was appointed Director on January 24, 1995.   Mr. Funari
joined Syncor on August 9, 1993, and was appointed Executive Vice President and Chief Operating Officer for Syncor. Prior to joining Syncor, Mr. Funari was an Executive Vice President and General Manager for McKesson Drug Company. From 1975 to 1992, Mr. Funari held a number of key management positions with Baxter International and its subsidiaries. His last position with Baxter was as
President of its Pharmaseal Division.   Mr. Funari received a
Bachelor of Science degree in Mechanical Engineering from Cornell University and an M.B.A. from Harvard Business School.


                        TERMS EXPIRING IN 1996

MONTY FU                              Director since May 17, 1985
                                      Age: 48

Mr. Fu is the Chairman of the Board of Directors of Syncor. Mr. Fu was Chairman of the Board and a Vice President of Syncor International Corporation, a California corporation, commencing 1982 until it merged into a predecessor of Syncor. Mr. Fu was co-founder of Pharmatopes, Inc., and served as Secretary-Treasurer and Director from its inception in 1975 until July 1982 when it was acquired by the Syncor California corporation. Mr. Fu has a B.S. degree in Pharmacy with a specialization in Nuclear Pharmacy.

JOSEPH KLEIMAN                        Director since August 9, 1985
                                      Age: 75

Mr. Kleiman retired in 1984 as a Director and Senior Vice President with responsibilities for corporate development of Whittaker Corporation, where he had been employed since 1958. Mr. Kleiman presently manages a personal consulting practice. He is also a Director of Diagnostic Products Corporation and Z-Seven Fund. Mr. Kleiman has a B.S.E. and an M.S.E. in Chemical Engineering.

HENRY N. WAGNER, JR., M.D.            Director since August 3, 1992
                                      Age:  67

Dr. Wagner has spent more than 30 years at The Johns Hopkins University, pioneering radioactive diagnostics and treatments. He is currently a Professor of Medicine, Radiology and Radiological Science and Environmental Health Sciences, as well as the Director of the Divisions of Nuclear Medicine and Radiation Health Sciences. At The Johns Hopkins Hospital, he is Director of the Division of Nuclear Medicine. Dr. Wagner and his work have been nationally and internationally recognized with numerous honors and awards, including the prestigious American Medical Association's Scientific Achievement Award. Dr. Wagner is a member of many professional societies, including the National Academy of Medicine, and serves on several research committees for such organizations as the National Institutes of Health, National Research Council and the Nuclear Regulatory Commission.

                        TERMS EXPIRING IN 1997


STEVEN B. GERBER, M.D.                Director since May 1, 1990
                                      Age:  41

Dr. Gerber is a Senior Vice President and pharmaceutical industry analyst for Oppenheimer & Co., Inc. He was a health care industry analyst with Bateman Eichler, Hill Richards, Inc. from 1988 to September 1990. Dr. Gerber has an M.B.A. in Finance from the University of California, Los Angeles, and is a board-certified internist and cardiologist with subspecialty training in Nuclear Cardiology.

ARNOLD E. SPANGLER                    Director since August 9, 1985
                                      Age:  46

Mr Spangler is a Managing Director of Mancuso & Company, a private merchant banking firm. Previously, he was a financial consultant and private investor. From 1989 to 1991, Mr. Spangler was a Managing Director of PaineWebber Incorporated and a Co-Director of its mergers and acquisitions department. From 1983 to 1989, Mr. Spangler was a General Partner in the investment banking firm of Lazard Freres & Co., where he worked primarily in the areas of mergers and acquisitions and financial advising. Mr. Spangler has a B.S. in Economics and an M.B.A.

DR. GAIL R. WILENSKY                  Director since July 12, 1993
                                      Age: 51

Dr. Wilensky's professional career spans 25 years of policy analysis, management, and university-level teaching. She is currently a Senior Fellow at Project HOPE, an international health foundation. Previously, she served in the White House as Deputy Assistant to the President for Policy Development. Before joining the White House staff, she was the Administrator of the Health Care Financing Administration ("HCFA") in the Department of Health and Human Services for two years. As Administrator, she directed the Medicare and Medicaid programs. Dr. Wilensky is a nationally recognized expert on a wide range of health policy and financing issues and has published extensively on health economics and other
policy issues.   Dr. Wilensky has received numerous honors and
awards and is an elected member of the Institute of Medicine of the National Academy of Sciences. She is a member of many professional societies and serves on several professional committees and boards and currently serves as a Trustee of the Combined Benefits Fund of the United Mine Workers of America.

                   IDENTIFICATION OF EXECUTIVE OFFICERS

The following persons are all of the Executive Officers of Syncor. The respective Executive Officers hold the same or similar positions for Syncor Management Corporation and other wholly owned subsidiaries of Syncor. The Executive Officers serve at the discretion of the Board of Directors.


                             Director and/or
Name                 Age     Officer Since        Position(s)
____                 ___     _______________      ___________

Monty Fu             48         May 1985          Director, Chairman
                                                    of the Board

Gene R. McGrevin     52       February 1989       Director,
                                                  President and
                                                  Chief Executive
                                                  Officer

Robert G. Funari     47        August 1993        Director,
                                                  Executive Vice
                                                  President and
                                                  Chief Operating
                                                  Officer

Michael E. Mikity    47       November 1985       Vice President,
                                                  Treasurer and
                                                  Chief Financial
                                                  Officer

William A. Kemmel,   65          May 1985         Vice President,
Jr.                                               General Counsel
                                                  and Secretary (1)

Haig S. Bagerdjian   38        January 1995       Vice President,
                                                  General Counsel
                                                  and Secretary (2)

Jack L. Coffey       43         April 1989        Vice President of
                                                  Field Operations
                                                  for the Eastern
                                                  Area (3)

Sheila H. Coop       54        November 1992      Vice President,
                                                  Human Resources

Charles A. Smith     42        November 1992      Vice President,
                                                  Corporate
                                                  Development

(1) Mr. Kemmel resigned as Vice President, General Counsel and Secretary effective January 1, 1995, but will continue to serve the Company as its Associate General Counsel and Assistant Secretary.

(2)         Mr. Bagerdjian was appointed to the positions of Vice
            President, Secretary and General Counsel effective January 1, 1995. Previously he was Associate General Counsel and Assistant Secretary.

(3) Mr. Coffey was appointed to the position of Vice President of Field Operations for the Eastern Area effective March 20, 1995. Previously he was Vice President, Quality and
            Regulatory.


                BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

HAIG S. BAGERDJIAN is Vice President, Secretary and General Counsel for Syncor. Mr. Bagerdjian joined Syncor in 1991 as an Associate General Counsel and Assistant Secretary. Prior to joining Syncor, from 1987 to 1991, Mr. Bagerdjian worked for Calmark Holding Corporation in various management positions, including the General Counsel for one of its subsidiaries, American Adventure, Inc. Mr. Bagerdjian received a Bachelor of Arts degree from the University of Southern California in International Relations and Slavic Languages and Literature; Certificates in Russian Studies, Strategic Defense and National Security in 1983, and J. D. from Harvard Law School in 1986. He is admitted to the State Bar of California.

JACK L. COFFEY is Vice President, Field Operations for the Eastern area of Syncor, effective March 20, 1995, and previously served as Vice President of Quality and Regulatory. He joined Nuclear Pharmacy, Inc., a predecessor of Syncor, in 1984 as Director of
Radiation Services.   Mr. Coffey received a Bachelor of Science
degree from Cumberland College in 1973 and a Master's Degree in Radiation Biology in 1978, from the University of Tennessee.

SHEILA H. COOP is Vice President, Human Resources, for Syncor. Ms. Coop joined Syncor in July 1991, as Director of Human Resources. Prior to joining Syncor, Ms. Coop was a Senior Human Resources Consultant with Jorgensen and Associates. From 1988 to 1990, Ms. Coop was Director, Human Resources for Daylight Transport, Inc., a national transportation company. Ms. Coop received a Bachelor of Science degree from the University of California, Los Angeles, and a Certificate of Professional Designation in Human Resources Management awarded by the University of California, Los Angeles, School of Law and Graduate School of Business in 1983.

WILLIAM A. KEMMEL, JR. was Vice President, General Counsel and Secretary for Syncor until December 31, 1994. Mr. Kemmel will continue to work for Syncor on a limited basis as Associate General Counsel and Assistant Secretary. Mr. Kemmel received a Master of Science degree in Chemical Engineering from the California Institute of Technology in 1953, and a Bachelor of Law degree from George Washington University in Washington, D.C. in 1960. He is admitted to the State Bars of California, Virginia and District of Columbia.

MICHAEL E. MIKITY is Vice President, Treasurer and Chief Financial Officer for Syncor. From June 1993 until August 1994, Mr. Mikity served as Vice President and Chief Information Officer for Syncor. From 1983 until June 1993, Mr. Mikity served as Chief Financial
Officer and Treasurer of Syncor.   Mr. Mikity is a certified public
accountant and received his Bachelor of Science degree in Accounting in 1973, from the University of Southern California.

CHARLES A. SMITH is Vice President, Corporate Development, for Syncor. Mr. Smith joined Nuclear Pharmacy, Inc., a predecessor of Syncor, in 1979 as a Staff Pharmacist. In 1985, he was named a Director of Operations for Syncor. From June 1988 to November 1992, Mr. Smith was the Director, Business Development. Mr. Smith received a Pharm. B.S. degree from Drake University, College of Pharmacy in 1977, an M.S. in Pharmaceutical Sciences with emphasis in Clinical Pharmacy in 1979, from the University of the Pacific, and an M.B.A. from Pepperdine University in 1988.


                   INFORMATION CONCERNING OPERATION OF THE
                    BOARD OF DIRECTORS AND ITS COMMITTEES

In order to facilitate the handling of various functions of the Board of Directors, the Board has appointed a standing Audit
Committee, Compensation Committee, Nominating Committee and Quality
Committee.

AUDIT COMMITTEE. The present members of the Audit Committee are Arnold E. Spangler, Chairman, Joseph Kleiman and George S. Oki.
Such committee met once during the period ended December 31, 1994. The functions of the Audit Committee include review of those matters that primarily relate to a financial audit of Syncor and its subsidiaries including (i) the findings of the independent auditors,
(ii) the accounting principles used by Syncor and actual or impending changes in financial accounting requirements, (iii) the financial and accounting controls, and (iv) the recommendations by the independent auditors.

COMPENSATION COMMITTEE. The present members of the Compensation Committee are Joseph Kleiman, Chairman, Dr. Steven B. Gerber and Dr. Gail R. Wilensky. Such committee met twice during the period ended December 31, 1994. The functions of the Compensation Committee include (i) the review with the Chief Executive Officer, of his performance and the performance of the Executive Officers whose compensation is the subject of review, (ii) annual review, examination and approval, as needed of salary ranges and salaries for the Executive Officers and compensation for non-employee Directors, (iii) periodic review of the organization to determine possible requirements for additional corporate officers, and (iv) award of stock options, compensation arrangements involving major acquisitions, salary administration policy, fringe benefit policy and other compensation matters as requested by the Board of Directors.

QUALITY COMMITTEE. The present members of the Quality Committee are Dr. Steven B. Gerber, Chairman, Joseph Kleiman, Gene R. McGrevin, and Dr. Henry N. Wagner, Jr. Such committee met once during the period ended December 31, 1994. The functions of the Quality Committee include establishing strategic priorities for quality, assessment and evaluation of quality standards and who will carry out the process. Also, it establishes expectations and reviews plans and procedures that improve the quality of Syncor.

NOMINATING COMMITTEE. The present members of the Nominating Committee are George S. Oki, Chairman, Dr. Steven B. Gerber, Gene R. McGrevin and Arnold E. Spangler. Such committee met once during the year ended December 31, 1994. The functions of the Nominating Committee include (i) setting-up procedures for locating nominees for the Director positions, (ii) reviewing prospective new members of the Board of Directors and nominations for successive terms of current Board members, and (iii) making recommendations to the Board of Directors for nominees for Director positions. The Nominating Committee will consider the possible nomination as Directors of persons recommended by stockholders. Any such recommendations should be in writing and should be mailed or delivered to the Company, marked for the attention of the Nominating Committee, on or before the date for receipt of stockholder proposals for the next annual meeting (see "STOCKHOLDER PROPOSALS").

During the year ended December 31, 1994, the Board of Directors held seven meetings, three of which were telephonic. All of the Directors attended more than 75 percent of the total number of meetings of the Board of Directors and no Director attended fewer than 75 percent of the total number of meetings held by all Committees of the Board of Directors on which he or she served.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS. Except for employee Directors, each Director is paid an annual retainer of $20,000, paid in quarterly payments of $5,000 and $1,000 per day for Board meetings, including
one travel day if traveling from out-of-state.   In addition,
expenses of a Director incurred in connection with service as a Director is reimbursed. For the year ended December 31, 1994, including the annual retainer, non-employee Directors were paid:
Dr. Gerber, $26,000; Mr. Kleiman, $29,000;  Mr. Oki, $29,000;  Mr.
Spangler, $31,000; Dr. Wagner, $30,000, and Dr. Wilensky $38,000. Commencing July 11, 1989, a non-employee new Board member receives a ten-year, 10,000 option shares on date of election and, subject to certain restrictions, an additional 5,000 option shares following each subsequent Annual Meeting of Stockholders up to a total of 25,000 option shares. Dr. Wagner has received 20,000 option shares, Dr. Wilensky has received 15,000 option shares at the exercise price equal to the closing price at the date of the grant. The remaining non-employee Board members have received 25,000 option shares.

1990 MASTER STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED ("1990 MSIP"). At the Annual Meeting of Stockholders on November 13, 1990, the stockholders approved the 1990 Master Stock Option Plan which was amended and restated at the Annual Meeting of Stockholders on November 15, 1993, to provide additional necessary share incentives for the continuing needs of Syncor and to provide flexibility in the conditions associated with awards. The options to the non-employee Directors are fixed in the 1990 MSIP as described above in "Compensation of Directors." In July 1993, the Board of Directors delegated its discretion and administrative authority under the 1990 MSIP to the Compensation Committee (the "ADMINISTRATOR"). Options are granted to Executive Officers and other key employees under the 1990 MSIP at the discretion of the Administrator. The purchase price per option share is determined by the Administrator, but in the case of incentive stock options it must be at least fair market value. The purchase price per option share purchased may be paid in cash or by check, by a promissory note if authorized by the Administrator upon terms it determines, or by shares of Syncor under certain limitations. Options are subject to a vesting schedule and period determined by the Administrator. However, vesting cannot occur in less than six months and the option period cannot exceed ten years. Certain portions of the 1990 MSIP are qualified under the Internal Revenue Code and certain options may have tandem rights. To date, only options have been granted under the 1990 MSIP, and no options under the 1990 MSIP were granted with tandem rights.

EMPLOYEE'S SAVINGS AND STOCK OWNERSHIP PLAN ("ESSOP").  Under
Section 401(k) of the Internal Revenue Code ("CODE"), Syncor eligible employees may contribute up to two percent of their pay for the purchase of Syncor Common Stock. As revised in November 1989, Syncor will match such contributions on a share-for-share basis. Moreover, subject to the Code, the participating employees can contribute up to an additional 14 percent of their pay, of which Syncor will match at the rate of $.50 for each dollar contributed up to the first four percent of such contribution. The ESSOP includes a number of other benefits for eligible employees.

EXECUTIVE LIFE INSURANCE PLAN. All Executive Officers are part of Syncor's life insurance plan receiving coverage computed on the same basis as all salaried employees. In addition, the Executive Officers each have term life insurance of $250,000, premiums for which are paid by Syncor, except for Mr. Fu for whom the amount is $400,000. In addition, on July 10, 1993 the Board of Directors approved a split ownership/split dollar plan for Mr. McGrevin.
Under that plan, Syncor has an ownership right in a certain life insurance policy of $2,000,000 purchased by Mr. McGrevin. For that right Syncor agreed to contribute an annual premium equal to $60,000 per year for a period of ten consecutive years. The agreement provides that Syncor is to be reimbursed from the policy value in an amount equal to the lesser of its cumulative premium contributions or the surrender value, upon the happening of any one of the following events: (i) death of Mr. McGrevin; (ii) cancellation of the policy by Mr. McGrevin; or (iii) release of Syncor's interest by request of Mr. McGrevin or otherwise.

EXECUTIVE DEFERRAL PLAN. All Executive Officers, Board of Directors and senior management are eligible to participate in the Executive Deferral Plan ("DEFERRAL PLAN"). The Deferral Plan allows each participant to defer up to 25 percent of their annual compensation
(100% for non-employee Director).   The Deferral Plan is designed to
defer the payment of taxes on the deferred income until such time as the monies are distributed to the participants. At retirement (or termination), Syncor makes a contribution on behalf of the participant up to the first 15 percent (100% for non-employee Director) of the deferred compensation toward the payment of taxes on such deferral distribution. This amount is calculated by applying a 30 percent "gross-up" rate on the amount to be distributed. The Deferral Plan is secured with a "Rabbi Trust" which is responsible for plan investments. Currently, assets are invested in a selection of separate and fixed accounts made available through flexible variable life insurance policies owned by the trust. The Deferral Plan participants select from up to five accounts including stock, aggressive stock, bond, total return (managed) and fixed. The investment performance of each account selected will determine the returns credited to the individual participant's deferral account value. Syncor bears no investment risk under the Deferral Plan. Each individual policy bears its own investment and policy expenses. It is the total surrender value of each underlying insurance policy that is "grossed-up" for the participant under the circumstances described above.

EXECUTIVE VACATIONS AND DISABILITY INSURANCE. Each Executive Officer receives an annual vacation of four weeks and is covered by disability insurance paying up to 75 percent or $15,000 per month, whichever is less, of the Executive Officer's cash compensation, upon total disability, until the age of 65.

EXECUTIVE OFFICERS. The following tables and accompanying notes show the compensation for the Chief Executive Officer and the four next highest paid Executive Officers of Syncor and its subsidiaries during the year ended December 31, 1994 and, to the extent required by applicable rules, the preceding seven-month period ending December 31, 1993 and two fiscal years ended May 31. Except for Mr. McGrevin, Syncor presently does not have long term incentive plan.

                                                   SUMMARY COMPENSATION TABLE

_______________________________________________________________________________________________________
                                                                   Long Term Compensation
                                                               ____________________________
                                  Annual Compensation              Awards          Payouts
                               ____________________________________________________________
(a)                  (b)        (c)       (d)        (e)       (f)        (g)        (h)     (i)

                                                     Other
                                                     Annual                                  All Other
                                          Bonus      Compen-   Restricted  Options/  LTIP    Compen-
Name and                        Salary    (2)(3)     sation    Award(s)    SARs     Payouts  sation
Principal Position    Year      (1)($)    (4)($)     (5)($)       ($)       (#)      ($)     (8)($)
_______________________________________________________________________________________________________
Gene R. McGrevin      1994      310,000    -0-                            69,000(6)           7,077
                     __________________________________________________________________________________
President and         1993*     179,125   125,000                                             7,755
                     __________________________________________________________________________________
Chief Executive       1993      310,000   295,000                                            18,830
                     __________________________________________________________________________________
Officer               1992      289,807   289,583                        100,000             17,370
_______________________________________________________________________________________________________
                      1994      222,876    - 0 -                          11,400(6)           9,532
                     __________________________________________________________________________________
                      1993*     121,356    75,000                                             7,890
                     __________________________________________________________________________________
Monty Fu              1993      210,000   200,000                                            15,490
                     __________________________________________________________________________________
Chairman of the Board 1992      237,245   220,000                                            18,273
_______________________________________________________________________________________________________
Robert G. Funari      1994      210,000    - 0 -     3,821                85,500(6)           4,394
Executive Vice                                                            50,000
President and Chief  __________________________________________________________________________________
Operating Officer     1993*      79,154    75,000   41,515               100,000                843
_______________________________________________________________________________________________________
                       1994     152,307    - 0 -                          35,700(6)           2,855
                     __________________________________________________________________________________
Jack L. Coffey         1993*     80,814    50,000                                               370
                     __________________________________________________________________________________
Vice President         1993     140,000   132,000                         50,000                462
_______________________________________________________________________________________________________
Michael E. Mikity      1994     139,808    - 0 -                          10,000              6,004
                     __________________________________________________________________________________
Vice President,        1993*     75,000    50,000                                             1,989
                     __________________________________________________________________________________
Treasurer and Chief    1993     130,000   121,000
                     __________________________________________________________________________________
Financial Officer      1992     141,463   127,083


____________________________

(1) Amounts shown include cash and non-cash compensation earned and received by Executive Officers as well as amounts earned but deferred at the election of those Executive Officers under the Deferral Plan.

(2) The amounts for the seven-month period ended December 31, 1993 (marked as 1993*), include the portion of the bonuses accrued under the Officer Incentive Plan for the old fiscal year 1994, ending May 31, 1994. At the Board of Directors meeting held on January 10, 1994, the Chief Executive Officer recommended to the Compensation Committee to pay a bonus to each eligible employee including the Executive Officers. The recommendations were based on the rationale that: (i) Syncor achieved a sufficient level of sales and earnings for the first two quarters of the seven-month period; and (ii) Syncor management was able to create, develop and execute a strategic alliance with the DuPont Merck Pharmaceutical Company. The Compensation Committee and the Board approved the recommendations and the bonus was paid in March 1994. Amounts shown include amounts earned but deferred at the election of those Executive Officers.

(3) The 1993 amounts include bonuses accrued under the fiscal year 1993 Executive Officer Incentive Plan. Pursuant to the plan adopted by the Board of Directors on August 2, 1992, in the event the budgeted net profit before tax ("NPBT") amount was achieved, each Executive Officer could receive a varying incentive payout from 56 percent to 70 percent of his or her salary. If the budgeted NPBT was exceeded by at least 11 percent, the Executive Officers could receive an incentive payout of 100 percent of the Executive Officer's salary. Actual payout, except for the Chairman of the Board and Chief Executive Officer, however, would be based 40 percent on achieving the NPBT amount and 60 percent on the individual Executive Officer achieving individual objectives agreed upon with the Chief Executive Officer. To the extent such objectives were not achieved, the payout would be reduced. Actual payouts were subject to approval by the Board of Directors. The payout was accrued in fiscal year 1993, and occurred in August, 1993. Amounts shown include amounts earned but deferred at the election of those Executive Officers.

(4) The 1992 amounts include bonuses accrued under the fiscal year 1992 Executive Officer Incentive Plan. Pursuant to the 1992 plan adopted by the Board of Directors on July 15, 1991, in the event that the budgeted NPBT amount was achieved, each Executive Officer could receive an incentive payout of 100 percent of the Executive Officer's salary. Such payout, however, was based 40 percent on achieving the NPBT amount and 60 percent on the individual Executive Officer achieving agreed upon individual objectives. To the extent such objectives were not achieved, the payout was reduced. In the event that the budgeted NPBT amount was exceeded, for each dollar above such amount, the Executive Officer bonus pool was increased by 33 cents subject to the aforementioned achievement criteria. The payout was accrued in fiscal year 1992, and occurred in August 1992. Amounts shown include amounts earned, but deferred at the election of those Executive Officers.

(5) Other Annual Compensation in the form of the value of certain perquisites did not, in the aggregate, exceed the amount of $50,000 or 10 percent of the aggregate salary and bonus compensation for the reported period, except as otherwise reported. Syncor accrues amounts for the "grossed-up" component under the Deferral Plan, however, those amounts are not shown as other compensation for the following reasons: (i) each individual policy bears its own investment and policy expenses; (ii) amounts accrued by Syncor are not invested on behalf of the participants; (iii) the actual "grossed-up" component could be zero at the time of retirement or termination. The amount reported for Mr. Funari represents relocation allowance according to Syncor's Homeowners' Full Relocation Package, available to all employees, which included for the seven-month transition period ended December 31, 1993 and year ended December 31, 1994: (i) $23,204 paid directly to Mr. Funari for relocation; (ii) $22,1311 paid to third parties on his behalf; and (iii) purchase and subsequent resale of his residence in Northern California in February 1994, according to his employment agreement.

(6) Exchanged under the repricing offered by the Company on July 14, 1994. See "Repricing of Stock Options."

(7) The amounts represent premiums paid for term life and disability insurance and the dollar value of Syncor's contribution under the ESSOP (see "EXECUTIVE LIFE INSURANCE PLAN"). The attributable benefit of $1,138 for Mr. McGrevin's life insurance is included in 1993*. Under the ESSOP named Executive Officers received the following number of shares of Syncor Common Stock as matching contributions: (i) for the year ended December 31, 1994, valued at $7.00 per share as of December 31, 1994: Mr. McGrevin, 332; Mr. Fu, 268; Mr.
            Funari, 239; Mr. Coffey, 272, and Mr. Mikity, 204; (ii) for the seven-month period ended December 31, 1993, valued at $22.375 per share as of December 31, 1993: Mr. McGrevin, 241; Mr. Fu, 260; Mr. Funari, zero; Mr. Coffey, 242, and Mr. Mikity, 220; (iii) for the fiscal year 1993 ended May 31, 1993, valued at $20.50 per share as of June 1, 1993: Mr. McGrevin, 762; Mr. Fu, 626; Mr. Coffey, 501, and Mr. Mikity, 501; (iv) for the fiscal year 1992 ended May 31, 1992, valued at $18.50 per share as of June 1, 1992: Mr. McGrevin, 883; Mr. Fu, 861; Mr. Coffey, 399, and Mr. Mikity, 519.

*           Syncor changed its fiscal year end from May 31 to December 31.
            The amounts represent the seven-month period ended December 31, 1993. Mr. Funari first joined Syncor during this period.

                 OPTION EXERCISES AND YEAR-END VALUES TABLE
               AGGREGATED OPTION EXERSICES IN LAST FISCAL YEAR
                       AND FY-END OPTION/SAR VALUES
______________________________________________________________________________
                                           Number of      Value of Unexercised
                                          Unexercised         In-the-Money
                                            Options              Options
                                           at FY-End            at FY-End
                                              (#)                  ($)
______________________________________________________________________________
(a)                    (b)         (c)        (d)                  (e)

                     Shares       Value     Exercisable/       Exercisable/
                  Acquired on    Realized   Unexercisable      Unexercisable
Name              Exercise(#)      ($)         (1)(2)              (3)
_____________________________________________________________________________
Gene R. McGrevin                           475,000/169,000     721,000/46,000
______________________________________________________________________________
Monty Fu             8,000        14,400       11,400/0             0/0
______________________________________________________________________________
Robert G. Funari                               0/135,500            0/0
______________________________________________________________________________
Jack L. Coffey      10,000       139,625       0/35,700             0/0
______________________________________________________________________________
Michael E. Mikity                           17,000/14,000           0/0
______________________________________________________________________________

_______________

(1) Each of the outstanding options were granted with an exercise price of 100 percent of fair market value on the date of grant, for a term (subject to earlier termination following a termination of employment) of five to ten years. The options are exercisable no earlier than six months of the grant date for repriced stock options, and no earlier than the first anniversary of the grant date for all other stock options.
            The options vest over the course of up to four years. The options were granted under Syncor's 1990 MSIP, or earlier 1981 Master Stock Option Plan (established by the predecessor of Syncor, the "1981 MSOP"), at the discretion of the Board of Directors. The Board of Directors may, at its discretion, extend the expiration date of an option for an employee or a Director of Syncor who ceases to be an employee or a Director beyond the 30-day exercise period provided in the 1981 MSOP. Grantees did not pay for options. The 1981 MSOP is not qualified under the Internal Revenue Code. No options under the 1981 MSOP have tandem rights. After the adoption of the 1990 MSIP, no options were granted under the 1981 MSOP. All options that expire or lapse under 1981 MSOP become available for grant under 1990 MSIP.

(2) The numbers shown in column (d) are the numbers of unexercisable options, including 265,000 "out-of-the-money" options held by the Executive Officers and 75,000 "in-the-money" exercisable stock options held by Mr. McGrevin.

(3) Based solely on the market value of Syncor's Common Stock of $7.00 per share (the closing price as reported by Nasdaq for December 30, 1994), minus the exercise price of "in-the-money" options.

                         REPRICING OF STOCK OPTIONS

As discussed in the "REPORT OF THE COMPENSATION COMMITTEE" on July 14, 1994, the Company offered current employees holding stock options under the Company's 1990 Master Stock Incentive Plan, the opportunity to exchange all of their unexercised options with exercise prices of $9.125 and higher for a reduced number of new options with an exercise price equal to the then-current fair market value. The exchange formula reduced the number of options, but reestablished motivation at market prices more in keeping with current market conditions. The vesting status of the new option shares was based on the percentage of option shares vested immediately preceding the exchange with all new options having a 10-year expiration date. Certain named Executive Officers participated
in the exchange program.   As a result of the exchange program,
holders of options were given the right to exchange their "out-of-the-money" options for options having an exercise price of $8.50 per share. Persons who exchanged their "out-of-the-money" options for new options received options exercisable for fewer shares of common stock than the old exchanged options. The following tables list:
(i) the number of "out-of-the-money" options exchanged by each of Executive Officers and the number of new options granted in exchanged for such options, and (ii) other information regarding the repriced options, including the market price and length of original options.


                          TEN YEAR OPTION REPRICING

_______________________________________________________________________________
                                                             Length of Original
                 Market Price                                 Option Term
                 of Stock at    Exercise Price     New          Remaining at
                   Time of        at Time of     Exercise     Date of Repricing
Name             Repricing($)    Repricing($)    Price($)       (In Years)
_______________________________________________________________________________
Gene R. McGrevin     8.50            26.50         8.50             7.5
_______________________________________________________________________________
Monty Fu             8.50             9.13         8.50             6.3
_______________________________________________________________________________
Robert G. Funari     8.50            17.12         8.50             4.1
_______________________________________________________________________________
                     8.50             9.12         8.50             6.3
                 ______________________________________________________________
Jack L. Coffey       8.50            21.00         8.50             2.8
_______________________________________________________________________________
Michael E. Mikity    4.15             6.71         4.15             4.4
_______________________________________________________________________________
William A. Kemmel    4.15             5.43         4.15             2.8
_______________________________________________________________________________
                     8.50            21.75         8.50             2.3
                  _____________________________________________________________
                     8.50            21.00         8.50             2.8
                  _____________________________________________________________
Sheila H. Coop       8.50            23.75         8.50             3.5
_______________________________________________________________________________

                     8.50            15.25         8.50             1.9
                  _____________________________________________________________
                     8.50            21.00         8.50             2.8
                  _____________________________________________________________
                     8.50            23.75         8.50             3.5
                  _____________________________________________________________
Charles A. Smith     8.50            18.25         8.50             4.3
_______________________________________________________________________________



_________________________________________________________________________
                                       Number of        Number of New
Name                  Date         Options Exchanged   Options Granted
_________________________________________________________________________

Gene R. McGrevin    07/14/94            100,000           69,000
___________________________________________________________________
Monty Fu            07/14/94             11,400           11,400
___________________________________________________________________
Robert G. Funari    07/14/94            100,000           85,500
___________________________________________________________________
                    01/05/88              3,000            2,100
                  _________________________________________________
Jack L. Coffey      07/14/94             40,000           35,700
___________________________________________________________________
Michael E. Mikity   01/05/88             10,000            9,000
___________________________________________________________________
William A. Kemmel   01/05/88             10,000            9,000
___________________________________________________________________
Sheila H. Coop      07/14/94             21,500           16,265
___________________________________________________________________
                    01/05/88              2,000            1,800
                  _________________________________________________
Charles A. Smith    07/14/94             33,500           26,810
___________________________________________________________________

                    OPTION GRANTS IN LAST FISCAL YEAR

                                                               Potential Realized
                                                                Value at Assumed
                                                              Annual Rates of Stock   Grant
                                                              Price Appreciation for  Date
                    Individual Grants                              Option Term        Value
__________________________________________________________________________________

(a)                  (b)         (c)         (d)       (e)        (f)       (g)        (h)
                  Number of   % of Total
                  Securities    Options
                  Underlying  Granted to   Exercise
                   Options     Employees   or Base                                  Grant Date
                   Granted     in Fiscal    Price    Expiration                      Present
                   (#)(1)        Year       ($/Sh)      Date      5%($)   10%($)    Value $(2)
__________________________________________________________________________________

Gene R. McGrevin  69,000(1)     7.1595      8.50      07/14/04  368,847    934,730     0.00
__________________________________________________________________________________
Monty Fu          11,400(1)     1.1828      8.50      07/14/04   60,940    154,434     0.00
__________________________________________________________________________________
                  85,500(1)     8.8715      8.50      07/14/04  457,049  1,158,252     0.00
                 _________________________________________________________________
Robert G. Funari  50,000        5.1880      8.50      07/14/99  117,420    259,467     0.00
__________________________________________________________________________________
Jack  L. Coffey   35,700(1)     3.7042      8.50      07/14/04  190,838    483,621     0.00
__________________________________________________________________________________
Michael E. Mikity 10,000        1.0376      8.50      07/14/99   23,484     51,893     0.00
__________________________________________________________________________________


__________________

(1) Exchanged under the repricing offered by the Company on July 14, 1994. See "Repricing of Stock Options."

(2) This column represents potential realizable value at 0% annual rate of Common Stock price appreciation at the grant date.

EMPLOYMENT AGREEMENTS. Mr. McGrevin has an employment agreement with Syncor, effective February 1, 1989. As amended, the agreement has a term of three years and eight months ending December 31, 1997, and provides for a negotiation period from January 1, 1997, to June 30, 1997, for extension of the term. The agreement provides for various benefits including a current annual salary of $310,000 which is subject to periodic review and increase, but not decrease. The agreement provides for various payments to Mr. McGrevin or his beneficiaries in the event of his death, disability or termination and in the event of change of control of Syncor. In the event of his death or termination due to disability, Mr. McGrevin or his beneficiaries would be entitled to a payment equal to the prorated portion of Mr. McGrevin's then current salary and bonus. In the event of a termination without cause, Mr. McGrevin would receive his salary, at the time of such termination, for the remaining term of the agreement and a full or partial bonus payment for the year of termination. He would also be entitled to continuation of certain other benefits for the same period, and full and immediate vesting of all stock options and other employee benefits. If such termination occurred following a change of control as defined below, the salary payments as described above would be made in a lump-sum payment upon the effective date of termination. If such termination occurs during the last two years of the term, such lump-sum payment shall be in the amount of two years compensation. In the event of change of control, a material reduction of Mr. McGrevin's duties and responsibilities, a relocation of his office or a change in the support personnel will be considered termination without cause. A change of control occurs under the agreement when either (i) 20 percent or more of Syncor's outstanding voting stock is acquired by a person, or group of related persons not affiliated with Syncor, or
(ii) Syncor sells more than 50 percent of Syncor's assets not in the ordinary course of business.

Mr. Funari has an employment agreement with Syncor, effective August 9, 1993. The agreement has a term of approximately two years ending August 31, 1995, and provides for a negotiation period from May 31, 1995, to August 31, 1995, for extension of the term. The agreement provides for various benefits including: (i) a current annual salary of $210,000 which is subject to periodic review and increase; (ii) $25,000 sign-on bonus; (iii) $40,000 guaranteed bonus for the 1994 fiscal year; (iv) grant of 100,000 stock option rights pursuant to 1990 MSIP; and (v) an unsecured loan in the amount of $200,000 payable on or before May 31, 1994. The agreement also provides for various payments to Mr. Funari or his beneficiaries in the event of his death, disability or termination. In the event of his death or termination due to disability, Mr. Funari or his beneficiaries would be entitled to a payment equal to the prorated portion of Mr. Funari's then current salary and bonus. In the event of a termination without cause, Mr. Funari would receive his salary, at the time of such termination, for the remaining term of the agreement and a full or partial bonus payment for the year of termination. He would also be entitled to continuation of certain other benefits for the same period, and full and immediate vesting of all stock options and other employee benefits. If such termination occurs during the last year of the term, a lump-sum payment shall be made in the amount of one year's compensation from the termination date at the salary rate in effect on such date. If the agreement is not extended and Mr. Funari leaves Syncor or continues to be employed by Syncor and subsequently he is terminated and such termination is not for cause, due to death or mutual agreement, then Syncor shall pay Mr. Funari all salary payments for one year from the expiration date or the termination date at the salary rate in effect on such date.

Each non-employee Director and Executive Officer has an Indemnitee Agreement which under certain conditions, provides for indemnification of the Directors or Executive Officer for the duties performed for Syncor or its subsidiaries and affiliates.

In addition, each non-employee Director and Executive Officer has a Benefits Agreement which, under certain limited conditions in the event of a change in control, each receives compensation for one year and all stock options fully vest immediately.

DEFINED BENEFIT. At the July 10, 1993 Board of Directors Meeting, the Board approved a deferred compensation plan for Mr. McGrevin, by establishing a non-funded termination or retirement benefit effective June 10, 1993. The term of the plan is for ten years.
For each year of participation under the plan, Mr. McGrevin will be credited with a benefit equal to $15,000. The benefit payment will be made in a lump sum upon termination or retirement.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The present members of the Compensation Committee are Joseph Kleiman, Chairman, Dr. Steven B. Gerber and Dr. Gail R. Wilensky, all of whom are non-employee Directors. The Compensation Committee, from time to time, for the purpose of gathering information or recommendations includes Executive Officers, including the Chief Executive Officer, in its deliberations. During the year ended December 31, 1994, none of the Compensation Committee members had a relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K.


                  FINANCIAL STATEMENTS AND INFORMATION

Syncor's consolidated financial statements for the year ended December 31, 1994 and management's discussion and analysis of financial condition and results of operations appear in Syncor's Annual Report to Stockholders which accompanies this proxy statement.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

KPMG Peat Marwick LLP was appointed by the Board of Directors as Syncor's independent auditor for the year ending December 31, 1995. KPMG Peat Marwick LLP was Syncor's independent auditor for the year ended December 31, 1994.

A representative from KPMG Peat Marwick will be present at the Annual Meeting, will have the opportunity to make statements, and will be available to respond to appropriate questions.


               COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 ("ACT"), requires Syncor's Directors and Executive Officers to file reports of ownership and changes in ownership with the SEC. Additionally,
Item 405 of Regulation S-K under the Act requires Syncor to identify in its proxy statement those individuals for whom one of the above-referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. The Form 5 of Mr. Monty Fu was filed a few days late due to the error of Syncor's Legal Department which filed the same on his behalf.


THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH INCLUDED IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT SYNCOR SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN, AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED UNDER EITHER OF SUCH ACTS.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee administers the 1990 Master Stock Incentive Plan ("1990 MSIP"), which includes all stock options granted to Executive Officers. In addition, the Committee reviews management's suggestions and recommends to the Board of Directors the base salary compensation and the annual incentive compensation of the Executive Officers and evaluates the Executive Officers' performance.

In determining the compensation recommendations for all Executive Officers which the Compensation Committee makes to the Board of Directors, it is the policy and practice of the Committee to consider the contributions of individual Executive Officers, the performance and prospects of Syncor over time, and the desirability of attracting and retaining a highly capable and experienced Executive Officer group. The newly enacted Internal Revenue Services' regulations, limiting the corporate deductions to $1,000,000 per Executive Officer, will be taken into consideration in determining total compensation of the Executive Officers.

In recent years, it has been Syncor's policy to pay base salary compensation which is relatively low based on industry comparisons, but also to make it possible to pay Executive Officers more competitive compensation based on both Syncor's and the individual's performance, principally through the award of annual incentive compensation in the form of a bonus. The annual incentive compensation is based upon performance levels which include achievement of budgeted net profit before tax and individual objective factors established each year on recommendations of the Chief Executive Officer and approved by the Compensation Committee and the Board of Directors. Such incentive compensation can account for approximately 50 percent of total compensation. Annual incentive compensation for Syncor's Executive Officers can increase or decrease significantly if individual contribution or Syncor's performance exceeds, or fails to achieve, targeted performance levels. The annual incentive compensation is summarized for the seven-month transitional period ended December 31, 1993, and the fiscal years 1992 and 1993 in the "SUMMARY COMPENSATION TABLE" and footnotes (2), (3), (4) and (5) thereof. Due to the challenges of the marketplace presented to the Company in 1994, Syncor did not achieve sufficient earnings for the payment of bonuses to the Executive Officers for the year ended December 31, 1994. Accordingly, in keeping with its compensation philosophy, the Board of Directors did not pay any bonuses to any Executive Officer.

Mr. McGrevin's compensation and related benefits are based principally on his rights under his employment agreement with Syncor. For the year ended December 31, 1994, Mr. McGrevin did not receive any bonus for above stated reasons.

In addition, to supplement compensation based on Company's performance and the resulting acceptance of Company common stock in the public market, the Company grants stock options to Executive Officers and others. At the July 14, 1994, Board of Directors'regular meeting, the effectiveness of granted but "underwater" options (i.e., options with an exercise price above the current market trading price) was discussed at length. From its inception, 1990 MSIP has provided significant incentives for Executive Officers and key employees of the Company. With the sharp drop of the price of the Company's common stock in recent years, the motivational purpose of the granted options was lost. In light of the fact that the Company does not have a long term incentive plan, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved and offered to the current employees holding stock options under the Company's 1990 MSIP, the opportunity to exchange all of their unexercised options with exercise prices of $9.125 and higher for a reduced number of new options with an exercise price of $8.50 which was equal to the then-current fair market value. The exchange formula reduced the number of options but re-established motivation at market prices more in
keeping  with current market conditions.   The vesting status of the
new option shares was based on the percentage of option shares vested immediately preceding the exchange with all replacement options having a 10-year expiration date.



Dated: May 1, 1995                 Compensation Committee of
                                   the Board of Directors,
                                   Syncor International Corporation

                                   Joseph Kleiman, Chairman
                                   Dr. Gail R. Wilensky
                                   Dr. Steven B. Gerber

                    SYNCOR STOCK PRICE PERFORMANCE

The following chart compares the value of $100 invested in Syncor Common Stock from May 31, 1988, through December 31, 1994, with the similar investment in the Nasdaq Composite (U.S. companies) and with the S&P Health Care Composite. The Nasdaq Composite (U.S. companies) is an index comprised of all domestic common shares traded on the Nasdaq National Market and the Nasdaq Small-Cap Market. The S&P Health Care Composite is a composite index which is weighted between the following S&P indices: Health Care Diversified (44.1%); Health Care Drugs (39.3%); Health Care Miscellaneous (3.6%); Hospital Management (2.0%) and Medical Products and Supplies (11%). The table below shows the value of each such investment on May 31, of each year and December 31, 1993 and 1994, assuming reinvestment of dividend.


                         May-88   May-89   May-90   May-91   May-92  May-93   Dec-93   Dec-94
_______________________________________________________________________________________________
Syncor International     $100     $89       $126     $226     $278    $300     $331     $104
NASDAQ Composite         $100     $124      $130     $147     $173    $208     $230     $225
S&P Health Care
  Composite Index        $100     $129      $168     $226     $246    $214     $217     $245

                         AMENDMENTS TO THE BY-LAWS

The Company's Board of Directors unanimously recommends that the stockholders consider and approve the following proposal to amend the Company's By-Laws. The full text of each amendment is set forth below; deletions to the existing By-Laws are indicated by way of strikeout and additions are bolded and underlined. Each section that is proposed to be amended is followed by a description of the purpose and effects of the proposed changes under the caption "DESCRIPTION OF THE PROPOSED AMENDMENT."

In December 1993 the Company changed its fiscal year from May 31 to December 31. This change in fiscal year was the result of the strategic alliance the Company entered into with the Radiopharmaceutical Division of the DuPont Merck Pharmaceutical Company. The change in the fiscal year required some changes to the By-Laws. The other reasons for the proposed amendments are stated in the "DESCRIPTION OF THE PROPOSED AMENDMENT."

The principal changes to the by-Laws are submitted to the stockholders of the Company for their approval as four separate proposals, each of which is listed below in its entirety. In addition, attached hereto as Exhibit A is the complete text of the Company's Restated By-Laws, including the Indemnitee Agreement, which By-Laws contain all of the proposed changes.


                        AMENDMENTS TO THE BY-LAWS
                   ANNUAL MEETING AND RELATED MATTERS

                               (PROPOSAL 1)

                                ARTICLE II

                        MEETINGS OF STOCKHOLDERS


SECTION 2.  ANNUAL MEETING.  The annual meeting of stockholders,
_________   ______________
commencing with the year [1986] <1996>, shall be held at 2:00 p.m. on the [third Tuesday of October] <second Wednesday of June>, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 2:00 p.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect[, by a plurality vote,] a Board of Directors and transact such other business as may properly be brought before the meeting.




At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be [delivered to or mailed and] received at the principal executive offices of the [Corporation, not less than 90 days prior to the meeting.] <corporation: (1) not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual meeting of stockholders, on or before the close of business on the 15th day following the date (or the first date, if there be more than one) of public disclosure of the date of such meeting. For the purposes of this Section 2, the date of public disclosure of a meeting shall include, but not be limited to, the date on which disclosure of the date of the meeting is made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended.> A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name<, age> and <business and residential> address, as they appear on the Corporation's records, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2 and if [he] <the chairman> should so determine, [he] <the chairman> shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


DESCRIPTION OF THE PROPOSED AMENDMENT: The amendment would change the date of the annual meeting and delete the reference to the voting requirement for the election of directors which is addressed in Section 9. Moreover, this proposed amendment would eliminate any possibility that a stockholder did not receive adequate notice of an annual meeting of stockholders (and, therefore, has the ability to bring business before the meeting) by fixing the deadline for receipt of notice to the anniversary of the preceding year's annual meeting (as opposed to the date of the upcoming meeting, which may not always have been determined at a particular point in time). Further, the amendment would make the provision gender neutral and create certainty as to when notice is deemed to have been given by the Corporation.



SECTION 3.  SPECIAL MEETINGS.  Except as otherwise required by law
_________   ________________
and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders may be called only by the Chairman of the Board, by the President or by the
<Secretary upon the request of the> Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. <Business transacted at all special meetings of the stockholders shall be confined to the purpose or purposes stated in the notice of the special meeting.

DESCRIPTION OF THE PROPOSED AMENDMENT:  The amendment would place
_____________________________________
the burden of calling a meeting upon the Secretary where it is called by the Board of Directors and would reflect the deletion in
Section 4 of the scope of business permitted to be transacted at a special meeting, which is more appropriately addressed in Section 3.


SECTION 4.  NOTICE OF MEETINGS.  Except as otherwise expressly
_________   __________________
required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. [Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.] Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.



DESCRIPTION OF THE PROPOSED AMENDMENT:  The amendment merely would
_____________________________________
delete the language pertaining to the scope of business permitted to be transacted at a special meeting, which we propose be inserted in
Section 3.


[SECTION 11. STOCKHOLDER ACTION. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.]


DESCRIPTION OF THE PROPOSED AMENDMENT:  The amendment would delete
_____________________________________
the provision since it is a legal nullity under Section 228 of the General Corporation Law and is superseded by Article Eighth of the Certificate of Incorporation.

                         AMENDMENTS TO THE BY-LAWS
                  BOARD OF DIRECTORS AND RELATED MATTERS

                                (PROPOSAL 2)

                                 ARTICLE III

                             BOARD OF DIRECTORS

<SECTION 3.  NOMINATIONS.> Subject to the rights of any class or
___________  _____________
series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Director at a meeting only if <timely> written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation [not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90]<. To be timely, a stockholder's notice must be received at the principal executive offices of the corporation: (1) not less than 60> days in advance of such meeting[, and (ii) with respect to an election to be held at a special] <if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual> meeting of stockholders [for the election of Directors], <on or before> the close of business on the [tenth] <15th> day following the date [on which notice of such meeting is first given to stockholders]<(or the first date, if there be more than one) of public disclosure of the date of such meeting. For the purposes of this Section 3, the date of public disclosure of a meeting shall include, but not be limited to, the date on which disclosure of the date of the meeting is made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended>. Each such notice shall set forth: (a) the name <age> and <business and residential> address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the
<written> consent of each nominee to serve as a Director of the
Corporation if so elected.  The chairman of the meeting [may]
<shall> refuse to acknowledge the nomination of any person not made in compliance with the foregoing  [Procedure.] <procedure>.

DESCRIPTION OF THE PROPOSED AMENDMENT:   Similar to Section 2,
Article II, the amendment would tie the deadline for receipt of a nomination to the anniversary of the previous annual meeting and create certainty as to when notice is deemed to have been given by the company. Also, the amendment would eliminate the opportunity for a claim of manipulative behavior by mandating that nominations not in compliance therewith not be considered.


SECTION 13.  REMOVAL OF DIRECTORS.  [Any] <Subject to the rights of
__________   ____________________
any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any> Director may be removed from office, with cause, by the affirmative vote of the holders of record of a majority of the combined voting power of the outstanding shares of Stock entitled to vote generally in the election of Directors, voting together as a single class and without cause, only by the affirmative vote of the holders of 75% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

DESCRIPTION OF THE PROPOSED AMENDMENT:  The amendment explicitly
_____________________________________
would recognize the rights of preferred stockholder, if any.

                          AMENDMENTS TO THE BY-LAWS
         INDEMNIFICATION OF DIRECTORS AND OFFICERS RELATED MATTERS

                                 (PROPOSAL 3)

At the October 10, 1986, Stockholder meeting, Stockholders approved proposed amendments to Article IV of the By-Laws and provided indemnification of the Executive Officers and Directors according to a form of indemnitee agreement (the "Current Agreement"), made part of the By Laws. The Board of Directors believes that the Current Agreement requires certain modifications and that proposed amendments to said agreement are a good measure and will serve the best interests of the Company and its stockholders by strengthening the Company's ability to attract and retain over time the services of knowledgeable and experienced persons to serve as Directors and Officers who, through their efforts and expertise, can make significant contributions to the success of the Company. Attached hereto as Appendix A is the complete text of the proposed form of the modified indemnification agreement (the "Proposed Agreement").

The Proposed Agreement is a substantively and procedurally more comprehensive form of indemnification agreement and will provide substantially greater benefits to the Company and indemnities than the Current Agreement. The Board of Directors recommends that the stockholders approve the new form of the Indemnity Agreement. The affirmative vote of the holders of a majority of the voting shares present at the meeting is required to approve the Indemnity Agreement. The following is the outline of the major differences of the Proposed Agreement compare to the Current Agreement.

DESCRIPTION OF THE PROPOSED AMENDMENT:  The Proposed Agreement
_____________________________________
expressly: (i) sets forth the obligations of the indemnitee, therefore supports the finding of consideration flowing to the Company for the agreement to indemnify; (ii) grants indemnification for specific contexts, such as indemnification for expenses as a witness; (iii) imposes a ten-day deadline for advancement of expenses as well as the terms (i.e., unsecured and interest free) of an undertaking; (iv) provides certainty to the Company and the indemnitee as to the procedures for obtaining indemnification from the Company and for obtaining judicial relief by describing the terms thereof in detail; (v) provides for certain presumptions favoring the indemnitee with respect to his rights thereunder; (vi) recognizes the nonexclusive and cumulative nature of the Proposed Agreement; (vii) recognizes the Company's right to subrogation and set-off, thereby limiting the rights of the Indemnitee under the Proposed Agreement to indemnitee's actual damages suffered.; (viii) sets the time period during which the indemnitee is covered; and
(ix) limits the obligations of the Company with respect to actions brought by the indemnitee, thereby protecting the Company against having to pay for lawsuits brought by the indemnitee not intended to be covered thereunder (e.g., claim against the Company for wrongful discharge).


                         AMENDMENTS TO THE BY-LAWS
                                AMENDMENTS

                               (PROPOSAL 4)

                               ARTICLE VIII

                                AMENDMENTS

Except as otherwise provided by these by-laws, the Certificate of Incorporation, or by operation of law, the by-laws of the Corporation may be made, altered or repealed by vote of [the stockholders] <holders of shares of stock representing a majority of the voting power of the issued and outstanding stock and entitled to vote thereon present in person or represented by a proxy> at any annual or special meeting of stockholders <at which a quorum is present> called for that purpose or by the affirmative vote of a majority of the Directors then in office given at any regular or special meeting of the Board of Directors.


DESCRIPTION OF THE PROPOSED AMENDMENT:  The amendment would clarify
_____________________________________
the vote required by stockholders for amendments hereto.

                       ANNUAL REPORT TO STOCKHOLDERS

The Annual Report to Stockholders concerning the operations of Syncor for the year ended December 31, 1994 including consolidated financial statements for that period, has been enclosed with this proxy statement.


                           STOCKHOLDER PROPOSALS

Stockholder proposals for consideration at the Annual Meeting expected to be held in June 1996, must be received by Syncor no later than December 31, 1995, for them to be included in the proxy materials for the 1996 Annual Meeting. To be included, proposals must be proper under law and must comply with the Rules and Regulations of the Securities and Exchange Commission and the By-Laws of Syncor. All such proposals should be addressed to the Secretary of the Company.


                               OTHER MATTERS

The Board of Directors is not aware of any other matters which are to be presented at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote on such matters in accordance with their judgment.

The above notice and proxy statement are sent by order of the Board of Directors.




May 1, 1995                                   HAIG S. BAGERDJIAN
Chatsworth, California                        Secretary





                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST, SYNCOR WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, EXCEPT FOR EXHIBITS THERETO, FOR THE PERIOD ENDED DECEMBER 31, 1994 FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, TO ANY STOCKHOLDER AT THE CLOSE OF BUSINESS ON APRIL 21, 1995. ANY EXHIBITS WILL BE PROVIDED ON REQUEST UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THE EXHIBIT. REQUESTS SHOULD BE ADDRESSED TO SYNCOR, TO THE ATTENTION OF INVESTOR RELATIONS, 20001 PRAIRIE STREET, CHATSWORTH, CALIFORNIA 91311, OR TELEPHONE (818) 886-7400.